EXHIBIT 99.1

374Water Announces the Election of its Board of Directors

Strengthened Governance to Accelerate the Company's Environmental Solutions

374Water Inc. (Nasdaq:SCWO), a global leader in waste destruction technologies for the municipal, federal and industrial markets, announces that its stockholders overwhelmingly voted to elect all seven of 374Water's Board of Director nominees at the 2024 Annual Meeting of Stockholders, including:

Richard H. Davis: Former CEO of PowerVerde; previously served in senior investment banking roles where he focused on equity financings and mergers and acquisitions.

Marc Deshusses: Co-founder of 374Water, named inventor of AirSCWO, former member of the Board of Directors, and holds eleven filed, awarded, or provisional patents.

Deanna Rene Estes: Manager at 10 Branch Management LLC, a multi-strategy asset management group, with deep experience partnering with investors and entrepreneurs.

Chris Gannon: President and CEO of 374Water, with extensive experience in growing and scaling industrial technology and service companies.

Terry Merrell: Co-founder and Co-CEO of Merrell Bros., Inc., with deep experience in biosolids management and disposal technologies, and has designed and commercialized multiple biosolids management and disposal technologies.

Buddie Joe (BJ) Penn: CEO of Genesis IV and Penn Construction Group, former Acting Secretary of the Navy with a distinguished career in the US Navy and corporate leadership.

James Vanderhider: President of Aspen View GP, LLC; previously served as EVP and CFO of EnerVest where he raised and deployed more than $8 billion of private equity and more than $12 billion of total institutional capital.

The seven-person Board of Directors will each serve a one-year term expiring in 2025.

In addition, other items of business at the 2024 Annual Meeting of Stockholders were overwhelmingly approved by stockholders. This includes an increase of 14 million shares of common stock authorized and issuable under the Company's equity incentive plan to allow the Company to attract and retain existing and new team members. A final report of stockholder voting results was filed with the U.S. Securities and Exchange Commission on June 20, 2024.

374Water issued the following statement:

We appreciate the support of our stockholders and the valuable perspectives they shared with us in the months leading up to our 2024 Annual Meeting of Stockholders.

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Our stockholders recognize positive change is underway and momentum is building at 374Water and that refreshing the Board was an important step in the Company's evolution. This change follows the recent announcement of 374Water appointing new leadership.

374Water would like to thank Rick Davis, Rene Estes, Terry Merrell, BJ Penn and James Vanderhinder for their continued dedication and service to the Company. We would also like to welcome and thank our two new Board additions, Marc Deshusses, 374Water's co-founder, and Chris Gannon, 374Water's President and Chief Executive Officer.

This Board change signifies a decisive moment for 374Water, as the Company strengthens its leadership and enhances the Company's ability to fully commercialize its AirSCWO technology and scale the business. The newly appointed Board members bring a wealth of experience which will better position 374Water to grow within the municipal, federal and industrial markets.

Dr. Marc Deshusses, Co-Founder of 374Water and inventor of the Company's signature AirSCWO technology, rejoins the Board with an expert history in chemical engineering and environmental technology. Dr. Deshusses is a pioneer in the development of novel reactors and processes for air, water, and solid wastes treatment. Dr. Deshusses is a professor of civil and environmental engineering at Duke University and has been instrumental in the development of innovative waste-to-energy technologies. Dr. Deshusses holds multiple patents and provisional patents.

Chris Gannon, President and CEO of 374Water has more than 25 years of experience in technology development, highly engineered products, advanced manufacturing, and field service operations with customers in the municipal, federal, industrial, and medical industries. Mr. Gannon has served in numerous transformational roles at publicly traded and private equity backed entities, where he crafted and implemented strategic priorities to build and grow world-class, customer-centric, technology-focused companies in industries governed by extensive regulatory requirements. Prior to 374Water, Mr. Gannon served as the CEO of Energy Recovery and National Fire and Safety.

“374Water's current Board combines members' deep industry knowledge and technology development expertise with innovative thinking, providing a strong foundation for our continued growth and success,” said Board Chair Deanna Rene Estes. “I look forward to collaborating with this talented team to expand our Company's impact and deliver 374Water's sustainable solutions that benefit our shareholders, our customers, our employees, and our environment.”

For more information about 374Water and its groundbreaking technologies, please visit 374Water.com.

About 374Water

374Water Inc. (NASDAQ:SCWO) is a global cleantech company providing innovative solutions addressing wastewater treatment and waste management issues within the municipal, federal and industrial markets. 374Water's AirSCWO technology efficiently destroys a range of non-hazardous and hazardous organic wastes producing safe dischargeable water streams, safe mineral effluent, safe vent gas, and recoverable heat energy. 374Water is leading a new era of creating value in sustainability, eliminating PFAS and protecting our communities. Learn more by visiting www.374water.com and follow us on LinkedIn.

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Cautionary Language on Forward-Looking Statements

Certain statements in this communication are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or our future financial performance, including statements relating to our ability to execute on our strategic plan and the results of our 2024 Annual Meeting and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or our achievements or those of our industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “project,” “consider,” “predict,” “potential,” “feel,” or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates, beliefs, and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control. These and other important factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as the Company's subsequent filings with the SEC, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Contact:

Heather Crowell

ir@374water.com

Media Contact:

Candace McPhillips

media@374water.com

SOURCE: 374Water Inc.

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